                                                                    Exhibit 99.2

                           CONSENT TO ACT AS DIRECTOR
                           ==========================



TO:      Poker.com Inc.


I, Keith Andrews, hereby consent to act as director of Poker.com Inc. (the "Corporation").

I confirm that in my capacity as director of the Company I shall:

     (a) act honestly and in good faith and in the best interests of the Corporation; and

     (b) exercise the care, diligence and skill of a reasonably prudent person would exercise in comparable circumstances.

I confirm that I shall comply with all other provisions of the Act and the regulations thereunder and the Articles and Bylaws of the Company

This consent shall continue to be effective until I either revoke it in writing or resign as director of the Corporation.





DATED as of the 15/th/ day of September, 2001.



/s/ Keith Andrews

-----------------------------
Keith Andrews